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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints James M. Mackenzie, Jr. and John W. Hesse, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-05849) of Protection One, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


Date:  June 28, 1996



                                        /s/ JAMES Q. WILSON
                                        -----------------------
                                            JAMES Q. WILSON